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               PROMISSORY NOTE SECURED BY DEED OF TRUST


$1,200,000.00             Los Angeles, California           SEPTEMBER 23, 1997


NOTICE TO BORROWER: THIS NOTE CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE AND FOR VARIABLE PAYMENT AMOUNTS.


    1. PROMISE TO PAY. In installments and at the times stated in this Note, for value received, CALIFORNIA CULINARY ACADEMY, INC., A CALIFORNIA CORPORATION ("Maker"), promises to pay to IMPERIAL THRIFT AND LOAN ASSOCIATION, a California industrial loan company ("Holder"), or order, at 700 North Central Avenue, Suite 100, Glendale, California 91203, or at such other place as the Holder may from time to time designate in writing, the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND 0/100 DOLLARS ($1,200,000.00), or so much thereof as may be disbursed by the Holder, with interest from the date of initial disbursement of all or any part of the principal of this Note (the "Disbursement Date") on unpaid principal at the interest rate or interest rates provided for in this Note.

    2.  INTEREST RATE: PAYMENT OF PRINCIPAL AND INTEREST.

        2.1 CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following definitions:

             (a) "Note Rate" means the per annum interest rate on the principal sum of this Note which is outstanding from time to time.

             (b) "Index" means the six (6) month London Interbank Offered Rate (LIBOR) as published in The Wall Street Journal.

             (c) "Current Index" means, with respect to each Interest Change Date, the most recent Index figure available as of the tenth (10th) day prior to such Interest Change Date.

             (d) "Interest Change Date" means FEBRUARY 1, 1998 and each MAY 1ST, AUGUST 1ST, NOVEMBER 1ST, AND FEBRUARY 1ST thereafter to and including AUGUST 1, 2007.

             (e) "Payment Change Date" means MARCH 1, 1998 and each JUNE 1ST, SEPTEMBER 1ST, DECEMBER 1ST, AND MARCH 1ST thereafter to and including SEPTEMBER 1, 2007.

             (f)  "Amortization Period" means a period of THREE HUNDRED SIXTY
(360) months commencing on OCTOBER 1, 1997.

             (g) "Remaining Amortization Period" means, with respect to each Payment Change Date, the number of months remaining in the Amortization Period as of the Interest Change Date immediately preceding such Payment Change Date.

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             (h)  "Installment Payment Date" means DECEMBER 1, 1997 and the
FIRST (1ST) day of each month thereafter to and including OCTOBER 1, 2007.

             (i) "Monthly Payment" means the total amount of the monthly installment payment of principal and interest due and payable under this Note on an Installment Payment Date.

             (j) "Loan Year" means (i) the period from the Disbursement Date to the first (1st) day of the first (1st) calendar month after the month in which the Disbursement Date occurs together with the consecutive twelve (12) calendar month period following such first (1st) day; and (ii) each consecutive twelve (12) calendar month period thereafter commencing on the anniversary of such first (1st) day.

        2.2  INTEREST. The Note Rate shall be computed as follows:

             (a) From the Disbursement Date to the first Interest Change Date following the Disbursement Date, the Note Rate shall be equal to the rate of NINE AND THREE-QUARTERS PERCENT (9.75%) per annum.

             (b) Subject to the limitations contained in Section 2.3 below, the Holder shall increase or decrease the Note Rate in accordance with this
Section 2.2 (b) effective on each Interest Change Date. The new Note Rate which becomes effective on each Interest Change Date shall be equal to the Current Index applicable to the Interest Change Date plus FOUR AND FIFTEEN HUNDREDTHS (4.15) percentage points per annum, rounded upward to the nearest one-thousandth (1/1,000) of one percentage point (0.001%).

        2.3 LIMITATIONS ON INTEREST RATE CHANGES. Notwithstanding anything to the contrary contained in Section 2.2 above, and except as otherwise provided in Section 4 below, no change to the Note Rate shall be made on any Interest Change Date to the extent that such change (a) would result in an increase in the Note Rate above FOURTEEN AND THREE-QUARTERS PERCENT (14.75%) per annum; or (b) would result in an increase in the Note Rate of more than TWO PERCENT (2%) per annum in any Loan Year; or (c) would result in a decrease in the Note Rate to a rate which is less than NINE AND THREE-QUARTERS PERCENT (9.75%) per annum.

        2.4 PAYMENTS. Principal and interest shall be due and payable as follows:

             (a) INITIAL INTEREST PAYMENT. A single installment payment of interest only for the period from the Disbursement Date to the first (1st) day of the first (1st) calendar month following the month in which the Disbursement Date occurs shall be due and payable on the Disbursement Date.

             (b) AMORTIZED PAYMENTS OF PRINCIPAL AND INTEREST. Principal and interest shall be due and payable on each Installment Payment Date as follows:

                  (i) Commencing on DECEMBER 1, 1997 and continuing on the FIRST (1ST) day of each month thereafter to and including the FIRST (1ST) day of the month immediately preceding the first Payment Change Date, principal and interest shall be due and payable in an amount sufficient to repay the principal balance of this Note over the Amortization Period, together with interest thereon, in equal monthly installments at the Note Rate in effect as of the Disbursement Date; and

                  (ii) The Holder shall increase or decrease the Monthly Payment in accordance with this Section 2.4(b) effective on each Payment Change Date. The Monthly Payment which shall be due and payable commencing on each Payment Change Date and on each Installment Payment Date thereafter until the next Payment Change Date shall be equal to the amount of the monthly payment that would be sufficient to repay the principal balance of this Note outstanding immediately preceding the Payment Change Date over the Remaining Amortization Period, together with interest

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thereon, in equal monthly installments at the Note Rate in effect on the
Interest Change Date immediately preceding the Payment Change Date.

             (c) PAYMENT ON MATURITY DATE. The entire unpaid principal balance of this Note and all accrued and unpaid interest thereon shall be due and payable on NOVEMBER 1, 2007.

    3. INTEREST COMPUTATION. Notwithstanding anything to the contrary contained in this Note (including any references in this Note to amortized payments or the calculation of monthly principal and interest payments over the Amortization Period or Remaining Amortization Period), interest at the rates provided for in this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days during which the principal balance of this Note is outstanding. Maker acknowledges and agrees that the calculation of interest on the basis described in the preceding sentence may result in the accrual and payment of interest in amounts greater than those which would be payable if interest were calculated on the basis of a three hundred sixty-five (365) day year. All payments under this Note shall be made in immediately available funds and shall be credited first to accrued interest then due and thereafter to unpaid principal and then impound charges and other charges, fees, costs and expenses payable by Maker under this Note or in connection with the loan evidenced by this Note (the "Loan") in such order as the Holder may determine in its sole and absolute discretion. If any payment of interest is not made when due, at the option of the Holder of this Note, such interest payment shall bear interest at the same rate as principal from and after the due date of the interest payment. Principal and interest shall be payable only in lawful money of the United States of America.

    4. AFTER MATURITY/DEFAULT RATE OF INTEREST. From and after either (a) the occurrence of an Event of Default (whether or not the Holder has elected to accelerate unpaid principal and interest under this Note as a result of such Event of Default); or (b) the maturity of this Note (whether the stated maturity date of this Note or the maturity date resulting from the Holder's acceleration of unpaid principal and interest), then in either of such circumstances, interest on the unpaid principal balance of this Note shall accrue at a rate equal to the greater of (i) eighteen percent (18%) per annum; or (ii) five percent (5%) per annum above the otherwise applicable rate of interest under Section 2.2 above.

    5. LATE CHARGE. If any installment of interest, principal, or both principal and interest under this Note is not paid within ten (10) days after the date on which it is due, Maker shall immediately pay a late charge equal to ten percent (10%) of such installment to the Holder to compensate the Holder for administrative costs and expenses incurred in connection with such late payment. Maker agrees that the actual damages suffered by the Holder because of any late installment payment are extremely difficult and impracticable to ascertain, and the late charge described in this Section represents a reasonable attempt to fix such damages under the circumstances existing at the time this Note is executed. The Holder's acceptance of any late charge shall not constitute a waiver of any of the terms of this Note and shall not affect the Holder's right to enforce any of its rights and remedies against any Person liable for payment of this Note.

    6. WAIVERS. Maker and all sureties, guarantors, endorsers and other Persons liable for payment of this Note (a) waive presentment, demand for payment, protest, notice of demand, dishonor, protest and nonpayment, and all other notices and demands in connection with the delivery, acceptance, performance, default under, and enforcement of this Note; (b) waive the right to assert any statute of limitations as a defense to the enforcement of this Note to the fullest extent permitted by law; (c) consent to all extensions and renewals of the time of payment of this Note and to all modifications of this Note by the Holder and Maker without notice to and without in any way affecting the liability of any Person for payment of this Note; (d) consent to any forbearance by the Holder and to the release, addition, and substitution of any Person liable for payment of this Note and of any or all of the security for this Note without notice to and without in any way affecting the liability of any Person for payment of this Note; and (e) consent to personal jurisdiction over each of them by the courts of the State of California in connection with any action arising under this Note and to service of process by any means authorized by California law. Without limiting the generality of the preceding sentence, (i) any notice which the Holder may elect to give regarding any adjustment in the Note Rate made pursuant to the terms of this Note (any such

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adjustment is referred to as a "Note Rate Adjustment") (including any such notice contained in any billing statement issued by the Holder) shall not be construed as obligating Holder to notify Maker of any Note Rate Adjustment; and (ii) the Holder's failure to give, or delay in giving, notice of any Note Rate Adjustment to Maker shall not in any way impair or otherwise affect the validity or enforceability of such Note Rate Adjustment or Maker's obligation to pay interest pursuant to such Note Rate Adjustment under the terms of this Note.

    7. DEFAULT. The Holder, at its option and without notice to or demand on Maker or any other Person, may terminate any or all obligations which it may have to extend further credit to Maker and may declare the entire unpaid principal balance of this Note and all accrued interest thereon to be immediately due and payable upon the occurrence of any Event of Default.

    8. APPLICATION OF PAYMENTS; OTHER OBLIGATIONS. Upon the occurrence of any Event of Default, the Holder, at its option, (a) shall have the right to apply all payments made under this Note to principal, interest, impound charges, and other charges, fees, costs and expenses payable by Maker under this Note or in connection with the Loan in such order and amounts as the Holder may determine in its sole and absolute discretion; and (b) shall have the right to declare Maker to be in default under any or all other existing or future notes, obligations or agreements of Maker in favor of the Holder related to the property.

    9. ACCELERATION; TRANSFER OF PROPERTY. Reference is made to the deed of trust securing this Note (the "Deed of Trust") and the other documents executed by Maker in connection with the Loan for additional rights of the Holder to accelerate the unpaid principal balance and accrued interest under this Note. The Deed of Trust provides, in part, as follows:

"Beneficiary shall have the right, at its option and without notice to or demand on Trustor, to declare any or all Obligations to be immediately due and payable if any of the following events occurs without Beneficiary's prior written consent: (a) the sale, conveyance, transfer, mortgage, encumbrance, lease or alienation of all or any part of the Property or any interest in the Property, whether voluntary or involuntary, or Trustor's grant of any option or agreement to effect any such transaction; (b) if Trustor or any General Partner or Manager of Trustor is a partnership, the admission, withdrawal, retirement or removal of any General Partner of Trustor or any of Trustor's General Partners or Managers, or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Trustor or any of Trustor's General Partners or Managers; (c) if Trustor or any General Partner or
Manager of Trustor is a limited liability company, the appointment, withdrawal, retirement or removal of any Manager of Trustor or any of Trustor's General Partners or Managers or the sale or transfer of more than twenty-five percent (25%) of the beneficial interests in Trustor or any of Trustor's General Partners or Managers; (d) if Trustor or any of Trustor's General Partners or Managers is a corporation, partnership, or limited liability company, the dissolution or liquidation of Trustor or any of Trustor's General Partners or Managers; or (e) any change in the character or use of all or part of the Property, including drilling for or the extraction of oil, gas or any other hydrocarbon substance or the lease of all or any part of the Property for any such purpose. Without limiting the generality of any provision of this Deed of Trust (including Section 6.8 below), Beneficiary's consent to any or all of the events described in this Section may be withheld by Beneficiary in its sole and absolute discretion. Beneficiary's consent to any event described in this Section shall not be deemed to be a consent to, or a waiver of the right to require such consent for, any other event. For purposes of this Section, (i) the term
'partnership' includes a general partnership, limited partnership, limited liability partnership, and joint venture; and (ii) the term 'Manager' means any Person who is acting as a manager of a limited liability company, including any member who is acting in such capacity."

    10. MODIFICATIONS; CUMULATIVE REMEDIES; LOSS OF NOTE; TIME OF ESSENCE. No modification or waiver by the Holder of any of the terms of this Note shall be valid or binding on the Holder unless such modification or waiver is in writing and signed by the Holder. Without limiting the generality of the preceding sentence, no delay, omission or forbearance by the Holder in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. The Holder's rights and remedies under this Note are cumulative with and in addition to all other legal and equitable

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rights and remedies which the Holder may have in connection with the Loan.
The headings to sections of this Note are for convenient reference only and shall not be used in interpreting this Note. If this Note is lost, stolen, or destroyed, upon Maker's receipt of a reasonably satisfactory indemnification agreement executed by the Holder, or if this Note is mutilated, upon the Holder's surrender of the mutilated Note to Maker, Maker shall execute and deliver the Holder a new promissory note which is identical in form and content to this Note to replace the lost, stolen, destroyed or mutilated Note. All terms with an initial capital letter which are used but not specifically defined in this Note shall have the respective meanings given to such terms in the Deed of Trust. Time is of the essence in the performance of each provision of this Note by Maker.

    11. ATTORNEYS' FEES. If Maker defaults under any of the terms of this Note, Maker shall pay all costs and expenses, including without limitation attorneys' fees and costs, incurred by the Holder in enforcing this Note immediately upon the Holder's demand, whether or not any action or proceeding is commenced by the Holder. Without limiting the generality of the preceding sentence, such costs and expenses shall include all attorneys' fees and costs incurred by the Holder in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Maker or any surety, guarantor or endorser of this Note which in any way affects the Holder's exercise of its rights and remedies under this Note or under the Deed of Trust or any other agreement securing payment of this Note.

    12. NO OFFSETS. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Maker now has or may hereafter acquire or allege to have acquired against the Holder. To the fullest extent permitted by law, Maker waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.

    13. INDEX. If the Index ceases to be made available, the Holder shall select an alternate Index which is based upon comparable information to the extent available and which is not subject to control or influence by the Holder and that, in the Holder's sole judgment, is not likely to result in the Note Rate being substantially different than if such prior Index had continued to be made available. In such event, the Holder shall adjust the percentage point spread set forth in Section 2.2 above (the "Spread") based on the value of the substitute Index as of the last preceding date on which the interest rate was adjusted or, if no such adjustment has yet occurred, as of the date of this Note, such that the sum of the substituted Index and the adjusted Spread equals the sum of the prior Index plus the prior Spread.

    14. APPLICABLE LAW; PREPAYMENT. This Note shall be governed by and interpreted in accordance with the laws of the State of California. Except as expressly provided in this Section, Maker shall not have the right to prepay all or part of the outstanding principal balance of this Note. Maker shall have the right to prepay all or part of the outstanding principal balance of this Note on any Installment Payment Date upon payment to the Holder of the prepayment charge described in this Section (the "Prepayment Charge"), provided that Maker has given the Holder not less than ten (10) days prior written notice of such prepayment. Maker acknowledges and agrees that (1) the Holder has made the Loan with the expectation that the Loan will be outstanding for the entire stated term of this Note; (2) the Holder would not have been willing to make the Loan on the terms and at the interest rate or interest rates contained in this Note for a shorter period of time; and (3) the Holder would not have been willing to make the Loan without Maker's agreement not to prepay all or part of the principal balance of this Note, except on the terms contained in this Section. Consequently, if for any reason all or part of the outstanding principal balance of this Note is prepaid, whether voluntarily or involuntarily, prior to the date on which such principal amount is due under the terms of this Note, including without limitation any payment resulting from the Holder's acceleration of the outstanding principal balance of this Note or any full or partial payment as a result of any judicial or non-judicial foreclosure under the Deed of Trust by the Holder

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(any such voluntary or involuntary payment is referred to as a "Prepayment"), then the Maker shall pay to the Holder, in addition to the principal balance of this Note or portion thereof that is prepaid, accrued interest thereon, and all other sums due to the Holder at the time of such Prepayment, a Prepayment Charge calculated as follows:

           14.1 A Prepayment Charge equal to THREE PERCENT (3%) of the portion of the outstanding principal balance of this Note that is prepaid during the FIRST (1ST) Loan Year;

           14.2 A Prepayment Charge equal to TWO PERCENT (2%) of the portion of the outstanding principal balance of this Note that is prepaid during the SECOND (2ND) Loan Year; and

           14.3 A Prepayment Charge equal to ONE PERCENT (1%) of the portion of the outstanding principal balance of this Note that is prepaid during the THIRD (3RD) Loan Year;

Maker shall have the right to prepay all or part of the outstanding balance of this Note without payment of any Prepayment Charge from and after the end of the THIRD (3RD) Loan Year. Notwithstanding anything to the contrary in this Section, if the Holder elects to accelerate the unpaid principal balance of this Note as a result of any Event of Default under the Loan documents or other event that entitles the Holder to declare the unpaid principal balance of this Note due and payable, then the date on which the Prepayment is made shall conclusively be deemed to be the date of which the Holder declares the unpaid principal balance of this Note due and payable (the "Acceleration Date"), and the Prepayment Charge shall be immediately due and payable by Maker to the Holder as of the Acceleration Date. IN ACCORDANCE WITH AND PURSUANT TO CALIFORNIA CIVIL CODE SECTION 2954.10, MAKER ACKNOWLEDGES AND AGREES THAT MAKER WAIVES ANY RIGHT TO PREPAY THE PRINCIPAL BALANCE OF THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY OR PREPAYMENT CHARGE, AND MAKER EXPRESSLY AGREES TO THE PAYMENT OF THE PREPAYMENT CHARGE PROVIDED FOR IN THIS SECTION UPON ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT OF THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, INCLUDING WITHOUT LIMITATION ANY ACCELERATION BY THE HOLDER PURSUANT TO SECTION 9 OF THIS NOTE. MAKER ACKNOWLEDGES AND AGREES THAT THE HOLDER'S AGREEMENT TO MAKE THE LOAN ON THE TERMS AND AT THE INTEREST RATE PROVIDED FOR IN THIS NOTE CONSTITUTE ADEQUATE CONSIDERATION,
OF INDIVIDUAL WEIGHT, FOR MAKER'S WAIVER AND AGREEMENT UNDER THIS SECTION. MAKER HAS SEPARATELY INITIALED THIS SECTION 14 TO EVIDENCE MAKER'S AGREEMENT WITH THE PROVISION CONTAINED IN THIS SECTION.

    15. SUCCESSORS. This Note shall be the joint and several obligation of all Persons executing this Note as Maker and all sureties, guarantors, and endorsers of this Note, and this Note shall be binding upon each of such Persons and their respective successors and assigns, subject to Section 9 above. This Note shall inure to the benefit of the Holder and its successors and assigns.

    16. WAIVER OF RIGHT TO JURY TRIAL. MAKER IRREVOCABLY WAIVES ALL RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO THE LOAN, THIS NOTE, THE DEED OF TRUST SECURING THIS NOTE, OR ANY OF THE OTHER DOCUMENTS EXECUTED BY MAKER IN CONNECTION WITH THE LOAN (COLLECTIVELY, THE "LOAN DOCUMENTS"), ANY OR ALL OF THE REAL AND PERSONAL PROPERTY COLLATERAL SECURING THE LOAN, OR ANY OF THE TRANSACTIONS WHICH ARE CONTEMPLATED BY THE LOAN DOCUMENTS. THE JURY TRIAL WAIVER CONTAINED IN THIS SECTION IS INTENDED TO APPLY, TO THE FULLEST EXTENT PERMITTED BY LAW, TO ANY AND ALL DISPUTES AND CONTROVERSIES THAT ARISE OUT OF OR IN ANY WAY RELATED TO ANY OR ALL OF THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, INCLUDING WITHOUT LIMITATION

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CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS
OF ANY KIND. MAKER ACKNOWLEDGES AND AGREES THAT (1) MAKER HAS CAREFULLY READ AND UNDERSTANDS ALL OF THE TERMS OF THE LOAN DOCUMENTS; (2) MAKER HAS EXECUTED THE LOAN DOCUMENTS FREELY AND VOLUNTARILY, AFTER HAVING CONSULTED WITH MAKER'S INDEPENDENT LEGAL COUNSEL AND AFTER HAVING HAD ALL OF THE TERMS OF THE LOAN DOCUMENTS EXPLAINED TO IT BY ITS INDEPENDENT LEGAL COUNSEL OR AFTER HAVING HAD A FULL AND ADEQUATE OPPORTUNITY TO CONSULT WITH MAKER'S INDEPENDENT LEGAL COUNSEL; (3) THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS ARE REASONABLE, NOT CONTRARY TO PUBLIC POLICY OR LAW, AND HAVE BEEN INTENTIONALLY, INTELLIGENTLY, KNOWINGLY, AND VOLUNTARY AGREED TO BY MAKER;
(4) THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS HAVE BEEN AGREED TO BY MAKER WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, INCLUDING FULL KNOWLEDGE OF THE SPECIFIC NATURE OF ANY RIGHTS OR DEFENSES WHICH MAKER HAS AGREED TO WAIVE PURSUANT TO THE LOAN DOCUMENTS; (5) MAKER HAS HAD A FULL AND ADEQUATE OPPORTUNITY TO NEGOTIATE THE TERMS CONTAINED IN THE LOAN DOCUMENTS;
(6) MAKER IS EXPERIENCED IN AND FAMILIAR WITH LOAN TRANSACTIONS OF THE TYPE EVIDENCED BY THE LOAN DOCUMENTS; AND (7) THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS ARE MATERIAL INDUCEMENTS TO THE HOLDER'S EXTENSION OF CREDIT TO MAKER, AND THE HOLDER HAS RELIED ON SUCH WAIVERS IN MAKING THE LOAN TO MAKER AND WILL CONTINUE TO RELAY ON SUCH WAIVERS IN ANY RELATED FUTURE DEALINGS WITH MAKER. THE WAIVERS CONTAINED IN THE LOAN DOCUMENTS SHALL APPLY TO ALL SUBSEQUENT EXTENSIONS, RENEWALS, MODIFICATIONS, AND REPLACEMENTS OF THE LOAN DOCUMENTS. THIS NOTE MAY BE FILED WITH ANY COURT OF COMPETENT JURISDICTION AS MAKER'S WRITTEN CONSENT TO MAKER'S WAIVER OF A JURY TRIAL. MAKER HAS INITIALED THIS SECTION BELOW TO INDICATE ITS AGREEMENT WITH THE JURY TRIAL WAIVER AND OTHER TERMS CONTAINED IN THIS SECTION.

     /     /     /     /
----- ----- ----- -----
MAKER'S INITIALS

    17. SECURITY. This Note is secured by a Deed of Trust dated the same date as this Note in favor of the Holder, as beneficiary.

MAKER:
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CALIFORNIA CULINARY ACADEMY, INC.,
A CALIFORNIA CORPORATION


BY:
    ------------------------------
    KEITH KEOGH, PRESIDENT

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